UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2005, Placer Sierra Bancshares, a California corporation (the “Company”) and California Community Financial Institutions Fund Limited Partnership, a California limited partnership (the “Fund”) entered into that certain Amendment No. 2 to the Amended and Restated Registration Rights Agreement (the “Amendment”). Pursuant to the Amendment, the Company agreed to pay, in the aggregate, up to $125,300 of registration expenses incurred in connection with certain registrations of the Company’s common stock. The Fund will reimburse the Company for any expenses of registration incurred by the Company in excess of $125,300. In the Amendment, the Company and the Fund acknowledge and agree that the Company has no obligation under the Amended and Restated Registration Rights Agreement to provide for underwritten registrations of the 7,222,379 shares owned by the Fund. The terms of the Amendment were established in arm’s length negotiations with the Fund, which owns 7,222,379 shares of the Company’s common stock.

The Company previously filed the Amendment as Exhibit 4.3 to Amendment No 1. to a Registration Statement on Form S-3 (File No. 333-130252) filed with the Securities and Exchange Commission on December 22, 2005. The Company will also file the Amendment as an exhibit to its annual report on Form 10-K for the year ended 2005.

Item 8.01. Other Events.

On December 23, 2005, the Company issued a press release announcing plans for a proposed underwritten secondary equity offering of up to 5,750,000 shares of Company common stock (including 750,000 shares issuable upon exercise of the underwriters’ over-allotment option, if any) pursuant to its existing effective shelf registration statement on behalf of the Fund, which is the selling shareholder in the offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release entitled “Placer Sierra Bancshares Announces Proposed Secondary Equity Offering” dated December 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)

Date December 23, 2005

	By:	/s/ David E. Hooston
	Name:	David E. Hooston
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release entitled “Placer Sierra Bancshares Announces Proposed Secondary Equity Offering” dated December 23, 2005